UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 1050 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2021, the Board of Directors appointed Phillip Keller its Chief Financial Officer. In connection with Mr. Keller’s appointment as Chief Financial Officer, Mr. Lawrence Diamond will no longer serve as the Company’s Interim Chief Financial Officer. Mr. Diamond will continue to lead the Company’s growth and development as Chief Executive Officer and as a Director of the Board.

Prior to joining Mitesco, Mr. Keller, age 54, was the Chief Financial Officer, Secretary and Treasurer of First Choice Health Care Solutions, Inc. since July 2017, a $50 million integrated care platform of non-physician owned orthopedic and spinal care medical centers. He has also served as a member of the board of directors of CryoPoint, LLC, a leader in biorepository services and cryopreservation since April 2012 and as a member of the board of directors of Your Community Bank from May 2013 through December 2017. From November 2015 through July 2017, he was employed by Solution Management Corp, a specialty advisory firm focused on providing financial and operational consulting, as Managing Director. Additionally, from August 2014 through November 2015 he served as the Chief Financial Officer and Senior Vice President of Finance at RehabCare Inc., a $1.5 billion provider of physical, occupational, and speech-language rehabilitation services to hospitals, skilled nursing facilities and home care settings in 47 states. From September 2011 through June 2013 he was Senior Vice President of Finance at PharMerica, Inc. (NYSE: PMC), a $1.8 billion institutional pharmacy, servicing skilled nursing and assisted living facilities, hospitals, and other long-term alternative care facilities. He also served as the Senior Vice President and Chief Accounting Officer of BioScrip, Inc. (NASDAQ:BIOS), a $1.6 billion specialty pharmaceuticals and homecare company providing comprehensive cost-effective solutions to patients, insurance payers and drug manufacturers, from February 2007 through April 2011. From 2000 through 2007 he served as Vice President of Finance, Chief Financial Officer and Treasurer for DMI Furniture Inc. (NASDAQ: DMIF) a $150 million vertically integrated manufacturer, importer and designer of commercial office and residential furniture sold through mass-market retails, wholesalers, and independent retailers. Mr. Keller received his Bachelor of Science in Accountancy from Loyola University of Chicago and is a Certified Public Accountant and Chartered Global Management Accountant. There are no familial relationships between Mr. Keller and any other officer or director of the Company.

In connection with his appointment, the Company entered into an employment agreement with Mr. Keller (the “Employment Agreement”), effective March 17, 2021 (the “Effective Date”), pursuant to which the Company has agreed to pay Mr. Keller a base salary of $250,000, payable in accordance with the Company’s standard payroll procedures. In addition, Mr. Keller will be eligible to receive a bonus target of 25% of his base salary, at the sole discretion of the Compensation Committee of the Board. Mr. Keller’s base compensation shall accrue until such time as the Company has sufficient funding. Additionally, pursuant to the Employment Agreement, Mr. Keller has been awarded options (the “Options”) to purchase up to 1 million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price equal to the closing stock price of our Common Stock on March 17, 2021, pursuant to the Mitesco, Inc. 2021 Omnibus Securities and Incentive Plan. The Options vest pursuant to the following schedule: (a) 250,000 of the Options shall vest upon the 90-day anniversary of the Effective Date, (b) 250,000 of the Options shall vest upon the Company’s completion of a $10 million raise, (c) 250,000 of the Options shall vest on the one-year anniversary of the Effective Date, and (d) 250,000 of the Options shall vest once the Company files an Annual Report on Form 10-K that reports $20 million in gross revenue. Upon a change of control of the Company, any unvested Options shall immediately vest.

The Employment Agreement is effective from March 17, 2021 until the earlier of Mr. Keller’s resignation or termination by us under the following circumstances (i) a vote of the majority of our directors; (ii) a violation of the securities laws, or (iii) upon his incapacity or inability to perform all the duties set forth in this Agreement due to mental or physical disability. In the event of termination by us, Mr. Keller will only be entitled to compensation owed through the date of termination and all Options that have not yet vested will be cancelled. The Employment Agreement also contains customary non-disclosure, non-compete and confidentiality provisions.

The description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On March 16, 2021, the Company issued a press release announcing its appointment of Mr. Keller as its Chief Financial Officer.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Phillip Keller, Effective March 17, 2021
99.1	Press release dated March 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: March 17, 2021	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer